UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – April 1, 2013

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, an excess loss account (the “ELA”) and a deferred intercompany gain (the “DIG”) are reflected in the tax basis of the Energy Future Competitive Holdings Company (“EFCH”) stock held by its parent company, Energy Future Holdings Corp. (“EFH Corp.”). The ELA, totaling approximately $19 billion, was created in connection with the acquisition in 2007 of EFH Corp. (formerly TXU Corp.) by certain investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., TPG Global, LLC and GS Capital Partners, an affiliate of Goldman, Sachs & Co. The DIG, totaling approximately $4 billion, was created as a result of an internal corporate reorganization prior to the 2007 acquisition of EFH Corp. The acquisition and internal corporate restructurings that created the ELA and DIG involved EFCH and its wholly-owned subsidiary, Texas Competitive Electric Holdings Company LLC (“TCEH”), but not Energy Future Intermediate Holding Company LLC (“EFIH”), Oncor Electric Delivery Holdings Company LLC or Oncor Electric Delivery Company LLC.

The ELA and/or DIG could be triggered into taxable income in certain situations, including a disposition by EFH Corp. of its stock in EFCH. As previously disclosed, we have evaluated various tax strategies to eliminate the ELA and DIG without causing the recognition of tax gain or loss. During the third quarter of 2012, we commenced a process to obtain a private letter ruling (“PLR”) from the Internal Revenue Service (the “IRS”). In the request for the PLR, we proposed certain internal corporate transactions involving EFH Corp. and EFCH (the “Proposed Transactions”) that we believed would eliminate the ELA and DIG without causing the recognition of tax gain or loss. In connection with seeking the PLR, we also sought a required approval from the Nuclear Regulatory Commission (the “NRC”) with respect to the Proposed Transactions because EFH Corp. and EFCH are the indirect owners of the Comanche Peak nuclear generation facility. On February 25, 2013, we received the NRC approval. On April 1, 2013, we received the PLR. In the PLR, the IRS ruled that consummation of the Proposed Transactions would eliminate the ELA and the DIG without causing the recognition of tax gain or loss. EFH Corp. and EFCH expect to consummate the Proposed Transactions during the second quarter of 2013.

The Proposed Transactions will have no effect on EFH Corp.’s or EFCH’s results of operations or financial statements.

*  *  *  *  *

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed in EFH Corp.’s, EFIH’s and EFCH’s Annual Reports on Form 10-K for the year ended December 31, 2012. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. Each of EFH Corp., EFIH and EFCH undertakes no obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President & Controller

April 3, 2013

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